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                                                                    EXHIBIT 10.1
         Securities Purchase Agreement with CTI II Limited

                          SECURITIES PURCHASE AGREEMENT

                                     BETWEEN

                               MEDIAX CORPORATION

                                       AND

                                 CTI II LIMITED

        SECURITIES PURCHASE AGREEMENT dated as of December 6, 2000 (the "Agreement"), is entered into by and between CTI II Limited, a corporation organized and existing under the laws of Bermuda ("Investor"), and MediaX Corporation, a corporation organized and existing under the laws of the State of Nevada (the "Company") and with respect to Sections 6.9, 6.10 and 6.12, Rainer Poertner, Nancy Poertner and Mathew MacLaurin.

        WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investors, and the Investors shall purchase from the Company, the Securities (as defined below).

        WHEREAS, such offer and sale will be made in reliance upon the provisions of Section 4(2) ("Section 4(2)") of the United States Securities Act of 1933, as amended and/or Regulation D ("Regulation D") and the other rules and regulations promulgated thereunder (the "Securities Act"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments in securities to be made hereunder.

        NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

Section 1.1. "Aggregate Purchase Price" shall mean Five Hundred Thousand Dollars (USD 500,000).

Section 1.2. "Capital Shares Equivalents" shall mean any securities, rights, or obligations that are convertible into or exchangeable for or give any right to subscribe for any capital shares of the Company or any warrants, options or other rights to subscribe for or purchase capital shares or any such convertible or exchangeable securities.

Section 1.3. "Closing" shall mean the sale and purchase of the Securities on the Closing Date.

Section 1.4. "Closing Date" shall mean December 6, 2000.
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Section 1.5. "Common Stock" shall mean the Company's common stock, $0.0001 par value per share.

Section 1.6. "Effective Date" shall mean the date on which the SEC first declares effective a Registration Statement registering the resale of the Registrable Securities as set forth in the Registration Rights Agreement.

Section 1.7. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Section 1.8. "Legend" shall mean the legend commonly referred to as a Rule 144 legend.

Section 1.9. "New Securities" shall mean any shares of capital stock of the Company, including Common Stock and Preferred Stock, whether or not now authorized, and rights, options or warrants to purchase said shares of Common Stock or Preferred Stock and securities of any type whatsoever that are, or may by their terms become, convertible into said shares of Common Stock or Preferred Stock.

Section 1.10. "Principal Market" shall mean the OTC Bulletin Board, the New York Stock Exchange, the NASDAQ National or SmallCap Markets or the American Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock, based upon share volume.

Section 1.11. "Pro Rata Share" shall mean the fraction obtained by dividing (a) the sum of the total number of shares of any (i) Common Stock, (ii) Common Stock issuable upon conversion of any Preferred Stock and (iii) Common Stock issuable upon exercise of any options or warrants, then held by Investor by (b) the sum of the total number of shares of (i) Common Stock then outstanding, (ii) Common Stock issuable upon the conversion of Preferred Stock then outstanding and (iii) Common Stock issuable upon any exercise of any options or warrants of the Company then outstanding.

Section 1.12. "Registrable Securities" shall mean all securities held by Investor whether or not now held by Investor until (i) the Registration Statement has been declared effective by the SEC, and all Securities registered thereunder and held by Investor have been disposed of, (ii) all Securities held by Investor have been sold under circumstances under which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act ("Rule 144") are met, or (iii) all Securities held by Investor have been otherwise transferred to holders who may freely trade such shares on a Principal Market without restriction under the Securities Act or the Exchange Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend.

Section 1.13. "Registration Rights Agreement" shall mean the agreement obligating the Company to file the Registration Statement for the resale of the Registrable Securities, entered into between the Company and the Investor as of the Closing Date, in the form annexed hereto as Exhibit B.

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Section 1.14. "Registration Statement" shall mean registration statements on
Form S-1, S-3, SB-2 (or on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate, and which form shall be available for the resale by the Investor of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement, the Registration Rights Agreement and in accordance with the intended method of distribution of such securities), for the registration of the resale by the Investor of the Registrable Securities under the Securities Act and Exchange Act.

Section 1.15. "Related Agreements" shall mean the Warrant and Registration Rights Agreement.

Section 1.16. "SEC" shall mean the Securities and Exchange Commission.

Section 1.17. "Section 4(2)" shall have the meaning set forth in the recitals of this Agreement.

Section 1.18. "Securities" shall mean (1) the one million fifty-nine thousand three hundred twenty-two (1,059,322) shares of Series A Convertible Preferred Stock purchased hereunder; and (2) the Warrant.

Section 1.19. "Securities Act" shall have the meaning set forth in the recitals of this Agreement.

Section 1.20. "SEC Documents" shall mean the Company's latest Form 10-K or 10-KSB as of the time in question, all Forms 10-Q or 10-QSB and 8-K filed thereafter, and the Proxy Statement for its latest fiscal year as of the time in question.

Section 1.21. "Series A Convertible Preferred Stock" or "Series A" shall mean one million fifty-nine thousand three hundred twenty-two (1,059,322) shares of the newly created series of Series A Preferred Stock of the Company with such rights and preferences as set forth in the Certificate of Designation annexed hereto as Exhibit A.

Section 1.22. "Trading Day" shall mean any day during which the Principal Market shall be open for business.

Section 1.23. "Warrant" shall mean a stock purchase warrant that allows the Investor to purchase up to one million fifty-nine thousand three hundred twenty-two (1,059,322) shares of the Company's Common Stock at $0.472 per share, as annexed hereto as Exhibit C and shall include all shares of Common Stock underlying the warrant described in this Section 1.23.
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                                   ARTICLE II

                         PURCHASE AND SALE OF SECURITIES

Section 2.1.   Purchase and Sale of the Securities.

               (a) The Company shall adopt and file with the Secretary of State of the State of Nevada on or before the Closing the Certificate of Designation annexed hereto as Exhibit A.

               (b) Upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Investor agrees to purchase at the Closing the Securities by delivery of the Aggregate Purchase Price by the Investor to the Company and delivery by the Company to the Investor, a stock certificate(s) representing one million fifty-nine thousand three hundred twenty-two (1,059,322) shares of the Series A Convertible Preferred Stock and the Warrant. The per share price of the Series A, and the exercise price of the Common Stock underlying the Warrant, is $0.472.

               (c) In addition, at the Closing the obligations of the Investor are subject to satisfaction of the following conditions:

                      (i) The Company shall have executed and delivered this Agreement and the Warrant.

                      (ii) The representations and warranties of the Company contained in Article IV shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing;

                      (iii) The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

                      (iv) All federal and state securities laws will have been complied with on or before Closing.

                      (v) All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investor and its counsel.

                      (vi) The Company shall have filed the Certificate of Designation with the Secretary of State of the State of Nevada prior to the Closing and the Certificate of Designation shall continue to be in full force and effect as of the Closing.

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                        (vii)   The Purchasers shall have received from Weed &
                                Co. LP, counsel for the Company, an opinion dated as of the Closing in the form annexed hereto as Exhibit D.

                        (vii) Upon the Closing, the Bylaws of the Company shall reflect that the size of the Board of Directors of the Company shall be set at three
                                (3) members. As of the Closing, the Board of Directors shall be composed of Nancy Poertner, Rainer Poertner, and Mathew MacLaurin. (vii) The Company and the Investors shall have executed and delivered the Registration Rights Agreement.

                        (viii) The Chief Executive Officer of the Company shall deliver to the Investor at the Closing a certificate, dated as of the Closing Date, certifying that the conditions specified in Sections 2(c)(ii), (iii), (iv), (vi), (viii) and
                                (xiii) have been fulfilled.

                        (x) The Secretary of the Company shall deliver to the Investors at the Closing a certificate having attached thereto (i) the Company's Articles of Incorporation and Certificate of Designation as in effect at the time of the Closing, (ii) the Company's Bylaws as in effect at the time of the Closing, (iii) resolutions approved by the Board of Directors authorizing the transactions contemplated hereby, (iv) a certificate of the Secretary of State of the State of Nevada, dated as of a recent date before the Closing, as to the due incorporation, legal existence and good standing (including tax good standing) of the Company and (v) a certificate from the Secretary of State of the State of California, dated as of a recent date, that the Company is qualified to do business in the State of California.

                        (xi) Prior to the Closing, the Company shall have delivered to the Investor or its counsel copies of all corporate documents of the Company as the Investor or its counsel shall have reasonably requested prior to the Closing.

                        (xii) The Company shall have obtained any and all consents, permits and waivers necessary for the consummation of the transactions contemplated by the Agreement and the Related Agreements.

                (d) In addition, at the Closing, the obligations of the Company are subject to the satisfaction of the following conditions:

                        (i) The representations and warranties of the Investors contained in Article III shall be true on and as of such Closing with the same effect as though such representations and warranties had been made on and as of such Closing.

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                        (ii)    All federal and state securities laws will have
                                been complied with on or before Closing.

                        (iii) The Company and the Investors shall have executed and delivered the Registration Rights Agreement.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF INVESTOR

The Investor hereby represents and warrants to the Company on the date hereof and on the Closing Date that:

Section 3.1. Intent. The Investor is entering into this Agreement for its own account and not with a view to or for sale in connection with any distribution of the Securities. The Investor has no present arrangement (whether or not legally binding) at any time to sell the Securities to or through any person or entity.

Section 3.2. Sophisticated Investor. The Investor is an accredited investor (as defined in Rule 501 of Regulation D), and Investor has such experience in business and financial matters that it has the capacity to protect its own interests in connection with this transaction and is capable of evaluating the merits and risks of an investment in the Series A and Common Stock. The Investor acknowledges that an investment in the Series A and Common Stock is speculative and involves a high degree of risk.

Section 3.3. Authority. This Agreement and each agreement attached as an Exhibit hereto which is required to be executed by Investor has been duly authorized and validly executed and delivered by the Investor and is a valid and binding agreement of the Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

Section 3.4 Not an Affiliate. The Investor is not an officer, director or "affiliate" (as that term is defined in Rule 405 of the Securities Act) of the Company.

Section 3.5. Disclosure; Access to Information. The Investor has received all documents, records, books and other publicly available information pertaining to Investor's investment in the Company that have been requested by the Investor. The Company is subject to the periodic reporting requirements of the Exchange Act, and the Investor has reviewed copies of all SEC Documents deemed relevant by Investor.

Section 3.6. Manner of Sale. At no time was Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
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The Company hereby represents and warrants to the Investors on the date hereof and on the Closing Date that, except as set forth on a Schedule of Exceptions attached hereto as Exhibit E specifically identifying the relevant subsection hereof, which exceptions shall be deemed to be representation and warranties as if made hereunder:

Section 4.1. Organization of the Company. The Company is a corporation duly incorporated and existing and in good standing under the laws of the State of Nevada and has all requisite corporate authority to own its properties and assets and to carry on its business as now being conducted. The Company does not have any subsidiaries and does not own more that fifty percent (50%) of or control any other business. The Company is duly qualified and is in good standing as a foreign corporation to do business in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a material adverse effect on the business properties or prospects of the Company. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it.

Section 4.2. Authority. (i) The Company has the requisite corporate power and corporate authority to enter into and perform its obligations under this Agreement and the Related Agreements and to issue the Securities including all securities as such Securities are convertible into or exercisable for, pursuant to their respective terms, (ii) the execution, issuance and delivery of this Agreement and the Related Agreements and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders or any third party is required, and (iii) this Agreement and the Related Agreements have been duly executed and delivered by the Company and at Closing shall constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. The Company has duly and validly authorized and reserved for issuance shares of Common Stock sufficient in number for the initial conversion of the Series A Convertible Preferred Stock as well as Common Stock issuable upon your exercise of the Warrant. The Company will duly and validly authorize and reserve additional shares of Common Stock available for conversion of the Series A Convertible Preferred Stock on a quarterly basis as such shares are necessary to cover the conversion of all Series A Convertible Preferred Stock at such time. The Company has furnished the Investor with copies of the Articles of Incorporation, Certificate of Designation and its Bylaws, as currently in effect. Such copies are true, correct and complete and contain all amendments through Closing.

Section 4.3. Capitalization. The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock, $0.0001 par value per share, of which 8,216,943 shares are issued and outstanding and 10,000,000 shares of preferred stock, $0.0001 par value per share, of which none are issued or outstanding. Immediately prior to Closing, 1,059,322 shares have been designated Series A Convertible Preferred Stock with rights, preferences, privileges and restrictions as set forth in the Certificate of Designation and 8,940,678 shares of preferred stock remain undesignated. Except for outstanding options and warrants as set forth in the Schedule of Exceptions, there are no outstanding Capital Shares Equivalents nor any agreements or understandings pursuant to which any Capital Shares Equivalents may become outstanding. All of the outstanding shares of Common Stock of the Company, as well as all options, warrants and other securities identified in the Schedule of Exceptions, have been duly and validly authorized and issued and are fully paid and non-assessable and were issued in compliance with all applicable federal and state securities. All shares of Series A and Common Stock issued or issuable upon conversion or exercise are or will be duly and validly authorized and issued and are or will be fully paid and non-assessable, and when issued will be issued in compliance with applicable federal and state securities laws and will be free from any liens and encumbrances. The Company has available 178,848 shares of Common Stock for future issuance, at the discretion of the Board of Directors, to officers, directors, employees and consultants, pursuant to the Company's 1996 Stock Option Plan, as amended. No stock plan, stock purchase, stock option or other agreement or understanding between the Company and any holder of any equity securities of the Company or rights to purchase equity securities of the Company provides for acceleration or other changes in the vesting provisions or other terms of such securities, as the result of any merger, sale of stock or assets, change in control or other similar transaction by the Company. The Company is not a party or subject to any agreement or understanding, and, to the best of the Company's knowledge, there is no agreement or understanding between any persons that affects or relates to the voting or the giving of written consents with respect to any security or the voting by a director of the Company. The sale of the Securities (and the conversion or exercise thereof) is not and will not be subject to any preemptive rights or rights of first refusal.

Section 4.4. Common Stock. The Company has registered its Common Stock pursuant to Section 12(b) or (g) of the Exchange Act and is in full compliance with all reporting requirements of the Exchange Act, and the Company is in compliance with all requirements for the continued listing or quotation of its Common Stock, and such Common Stock is currently listed or quoted on, the Principal Market. As of the date hereof, the Principal Market is the OTC Bulletin Board and the Company has not received any notice regarding, and to its knowledge there is no threat, of the termination or discontinuance of the eligibility of the Common Stock for such listing. Of the 8,216,943 shares of Common Stock outstanding, 5,126,584 shares have either been registered under the Securities Act or Exchange Act, or may be freely sold under Rule 144(k) of the Securities Act on a Principal Market.

Section 4.5. SEC Documents. The Company has made available to the Investors true and complete copies of the SEC Documents. The Company has not provided to the Investors any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. As of their respective dates, the SEC Documents and the Company complied in all material respects with the requirements of the Exchange Act and Securities Act, and rules and regulations of the SEC promulgated thereunder and the SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents filed with SEC on April 14, 2000 (the "Financial

Statements") and on November 20, 2000 complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto at the time of such inclusion. Such Financial Statements have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in the Financial Statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited interim statements, to normal year-end audit adjustments). Neither the Company nor any of its subsidiaries has any material indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) that would have been required to be reflected in, reserved against or otherwise described in the Financial Statements or in the notes thereto in accordance with GAAP, which was not fully reflected in, reserved against or otherwise described in the Financial Statements or the notes thereto included in the SEC Documents or was not incurred in the ordinary course of business consistent with the Company's past practices since the last date of the Financial Statements.

Section 4.6. Exemption from Registration; Valid Issuances. Subject to the accuracy of the Investors' representations in Article III, the sale of the Securities will not require registration under the Securities Act or Exchange Act and/or any applicable state securities law including the conversion or exercise of the Securities. Neither the sales of the Securities, pursuant to, nor the Company's performance of its obligations under, this Agreement or the Related Agreements will (i) result in the creation or imposition by the Company of any liens, charges or claims or other encumbrances upon the Securities or any other securities of the Company, except as contemplated herein, or any of the assets of the Company, or (ii) entitle the holders of any outstanding capital stock to preemptive or other rights to subscribe for or acquire any securities of the Company.

Section 4.7. No General Solicitation or Advertising in Regard to this Transaction. Neither the Company nor any of its affiliates nor, to the knowledge of the Company, any person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to the sale of the Securities or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Securities under the Securities Act.

Section 4.8. No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including without limitation the issuance of the Securities, do not and will not (i) result in a violation of the Company's Articles of Incorporation (as modified by the Certificate of Designation) or Bylaws or (ii) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument, or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party, or (iii) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any material property or asset of the Company is bound or affected, nor is the Company otherwise in violation of, any conflict with or default under any of the foregoing (except in each case for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not have, individually or in the aggregate, a material adverse effect on the business, properties or prospects of the Company). The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate would not have a material adverse effect. The Company is not required under any federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Securities in accordance with the terms hereof (other than any SEC or state securities filings that may be required to be made by the Company subsequent to Closing and any registration statement that may be filed pursuant hereto); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Investors herein.

Section 4.9. No Material Adverse Change. Since December 31, 1999, no material adverse effect on the business, properties or prospects of the Company has occurred or exists with respect to the Company, except as disclosed in the Schedule of Exceptions.

Section 4.10. No Undisclosed Events or Circumstances. Since December 31, 1999, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the SEC Documents.

Section 4.11. No Integrated Offering. Other than pursuant to an effective registration statement under the Securities Act, or pursuant to the issuance or exercise of employee stock options, or as disclosed in the Schedule of Exceptions, the Company has not issued, offered or sold its Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock within the six-month period next preceding the date hereof, and the Company shall not permit any of its directors, officers or affiliates, directly or indirectly, to take, any action (including, without limitation, any offering or sale to any Person of the Securities), so as to make unavailable the exemption from Securities Act registration being relied upon by the Company for the offer and sale to the Investors of the Securities as contemplated by this Agreement.

Section 4.12. Litigation and Other Proceedings. Except as disclosed in the Schedule of Exceptions, there are no lawsuits, proceedings, actions or suits pending or, to the knowledge of the Company, threatened, against the Company or any subsidiary, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation of any such action. No judgment, order, writ, injunction or decree or award has been issued by or, to the knowledge of the Company, requested of any court, arbitrator or governmental agency. There is no action of such proceeding or the investigation by the Company or that the Company intends to initiate.

Section 4.13. No Misleading or Untrue Communication. The Company and, to the knowledge of the Company, any person representing the Company, or any other person selling or offering to sell the Securities in connection with the transaction contemplated by this Agreement, have not made, at any time, any oral communication in connection with the offer or sale of the same which contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

Section 4.14. Material Non-Public Information. The Company has not disclosed to the Investors any material non-public information that (i) if disclosed, would reasonably be expected to have a material effect on the price of the Common Stock or (ii) according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the date hereof but which has not been so disclosed.

Section 4.15. Insurance. The Company and each subsidiary maintains property and casualty, general liability, workers' compensation, environmental hazard, personal injury and other similar types of insurance with financially sound and reputable insurers that is adequate, consistent with industry standards and the Company's historical claims experience. The Company has not received notice from, and has no knowledge of any threat by, any insurer (that has issued any insurance policy to the Company) that such insurer intends to deny coverage under or cancel, discontinue or not renew any insurance policy presently in force.

Section 4.16. Tax Matters. The Company and each subsidiary has filed all Tax Returns which it is required to file under applicable laws; all such Tax Returns are true and accurate and have been prepared in compliance with all applicable laws; the Company has paid all Taxes due and owing by it or any subsidiary (whether or not such Taxes are required to be shown on a Tax Return) and have withheld and paid over to the appropriate taxing authorities all Taxes which it is required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third parties; and since December 31, 1999, the charges, accruals and reserves for Taxes with respect to the Company (including any provisions for deferred income taxes) reflected on the books of the Company are adequate to cover any Tax liabilities of the Company if its current tax year were treated as ending on the date hereof. Company has furnished to Investor true and complete copies of (i) relevant portions of income tax audit reports, statements of deficiencies, closing or other agreements received by the Company, or on behalf of the Company or any consolidated group to which the Company is a member, relating to Taxes, and (ii) all Tax Returns for the Company or its consolidated group for all periods ending on and after December 31, 1994. Company and its subsidiaries have disclosed on its federal income tax returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Code Section 6662.

                (a) No claim has been made by a taxing authority in a jurisdiction where the Company does not file tax returns that the Company or any subsidiary is or may be subject to taxation by that jurisdiction. There are no foreign, federal, state or local tax audits or administrative or judicial proceedings pending or being conducted with respect to the Company or any subsidiary; no information related to Tax matters has been requested by any foreign, federal, state or local taxing authority; and, except as disclosed above, no written notice indicating an intent to open an audit or other review has been received by the Company or any subsidiary from any foreign, federal, state or local taxing authority. There are no material unresolved questions or claims concerning the Company's Tax liability. The Company (A) has not executed or entered into a closing agreement pursuant to Section 7121 of the Internal Revenue Code or any predecessor provision thereof or any similar provision of state, local or foreign law; and (B) has not agreed to or is required to make any adjustments pursuant to Section 481 (a) of the Internal Revenue Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Company or any of its subsidiaries or has any knowledge that the IRS has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Company. The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Internal Revenue Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Internal Revenue Code.

                (b) The Company has not made an election under Section 341(f) of the Internal Revenue Code. The Company is not liable for the Taxes of another person that is not a subsidiary of the Company under (A) Treas. Reg. Section 1.1502-6 (or comparable provisions of state, local or foreign law), (B) as a transferee or successor, (C) by contract or indemnity or (D) otherwise. The Company is not a party to any tax sharing agreement. The Company has not made any payments, is obligated to make payments or is a party to an agreement that could obligate it to make any payments that would not be deductible under Section 280G of the Internal Revenue Code. Neither Company nor any of its subsidiaries is a party to any joint venture, partnership or other agreement, contract or arrangement (either in writing or verbally, formally or informally) which could be treated as a partnership for federal income tax purposes. Neither the Company nor any of its subsidiaries is a party to any safe harbor lease within the meaning of Section 168(f)(8) of the Code, as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982.

                (c) For purposes of this Section 4.16:

                "IRS" means the United States Internal Revenue Service.

                "Tax" or "Taxes" means federal, state, county, local, foreign, or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever

                (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

                "Tax Return" means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

Section 4.17. Property. The Company does not own any real property. The Company has good and marketable title to all personal property owned by it, free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company; and to the Company's knowledge any real property, mineral or water rights, and buildings held under lease by the Company as tenant are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and intended to be made of such property, mineral or water rights, and buildings by the Company.

Section 4.18. Intellectual Property. As of the Closing, the Company owns or has legally enforceable rights to use all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted without any conflict with, or infringement of the rights of, others. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. To the Company's knowledge, there has been no infringement of any patents, trademarks, licenses or agreements of any kind relating to the foregoing. The Schedule of Exceptions contains a complete list of patents and pending patent applications of the Company. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. Each employee and officer and consultant of the Company is under an obligation to maintain the confidentiality of the Company's proprietary information, and each has made all assignments of inventions created while in the employ or service of the Company. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as conducted or proposed to be conducted. Neither the execution nor delivery of this Agreement or the Related Agreements, nor the carrying on of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. No employee, officer or consultant of the Company has excluded works or inventions made prior to his or her employment with the Company from his or her assignment of inventions. The Company does not believe that it is or will be necessary for the Company to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company except for inventions, trade secrets or proprietary information that have been properly assigned to the Company.

Section 4.19. Compliance with Other Instruments. The Company is not in violation or default of any provisions of its Articles of Incorporation (including the Certificate of Designation) or Bylaws or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or, to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or non-renewal of any permit, license, authorization or approval applicable to the Company, its business or any of its assets or properties. To its knowledge, the Company has taken no steps that would individually or in the aggregate result in the Company's loss of any right granted under any license, distribution agreement or other agreement.

Section 4.20. Material Contracts and Commitments. Except as set forth in the Schedule of Exceptions and except for agreements explicitly contemplated hereby (the "Contracts"), there are no material agreements, proposed transactions, obligations, instruments or contracts, judgments, orders, writs or decrees to which the Company is a party or by which it is bound, including but is not limited to licenses of technology, that may involve (a) obligations (contingent or otherwise) of, or payments to, the Company in excess of $25,000 (other than obligations of, or payments to, the Company arising from purchase or sale agreements entered into in the ordinary course of business), (b) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses arising from the purchase of "off the shelf" or other standard products), (c) provisions restricting the development, manufacture or distribution of the Company's products or services or (d) indemnification by the Company with respect to infringements of proprietary rights (other than indemnification obligations arising from purchase or sale or license agreements entered into in the ordinary course of business). The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock,
(ii) incurred any indebtedness for money borrowed or any other liabilities (other than with respect to dividend obligations, distributions, indebtedness and other obligations incurred in the ordinary course of business or as disclosed in the Company's audited financial statements) individually in excess of $25,000, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses or (iv) sold, exchanged or otherwise disposed of any of its assets or rights. For the purposes of this Section 4.20, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including affiliates of such persons or entities) shall be aggregated for the purpose of meeting the individual minimum dollar amounts set forth in this Section 4.20. All of the Contracts are valid, binding and in full force and effect in all material respects and enforceable by the Company in accordance with their respective terms in all material respects, subject to the effect of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, usury or other laws of general application relating to or affecting enforcement of creditors' rights and rules or laws concerning equitable remedies. The Company is not in material default under any of such Contracts. To the best knowledge of the Company, no other party to any of the Contracts is in material default thereunder. The Company has not engaged in the past three (3) months in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company of a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company.

Section 4.22 Registration Rights. Except as set forth in the Registration Rights Agreement, as of the Closing the Company shall not be under any contractual obligation, and shall not have granted any rights, to register any of its presently outstanding securities or any of its securities which may hereafter be issued. The Company represents and warrants that, as of the Closing Date, it is eligible (and will remain eligible for at least 180 days thereafter) to register the Securities on Form S-1, Form S-3 or Form SB-2. The Company further represents and warrants that it will use its best efforts to remain eligible to register the Securities on such forms indefinitely. Except as set forth in this Agreement or the Related Agreements, there are no agreements, written or oral, between the Company and any of its stockholders or among any stockholders, relating to the acquisition, disposition or voting of the capital stock of the Company.

Section 4.22 Changes. Since the Financial Statement date, there has not been:

        (a) Any change in the assets, liabilities, financial condition or operations of the Company from that reflected in the Financial Statements, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is expected to have a material adverse effect on such assets, liabilities, financial condition, operations or prospects of the Company;

        (b) Any resignation or termination of any officer or key employee of the Company; and the Company, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such officer or key employee;

        (c) Any material change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

        (d) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business or prospects or financial condition of the Company;

        (e) Any waiver by the Company of a valuable right or of a material debt owed to it;

        (f) Any direct or indirect loans made by the Company to any stockholder, employee, officer or director of the Company, other than advances made in the ordinary course of business;

        (g) Any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

        (h) Any declaration or payment of any dividend or other distribution of the assets of the Company;

        (i) To the Company's knowledge, any labor organization activity involving employees of the Company;

        (j) Any debt, obligation or liability incurred, assumed or guaranteed by the Company, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

        (k) Any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

        (l) Any change in any material agreement to which the Company is a party or by which it is bound which materially and adversely affects the business, assets, liabilities, financial condition, operations or prospects of the Company;

        (m) To the Company's knowledge any other event or condition of any character that, either individually or cumulatively, has materially and adversely affected the business, assets, liabilities, financial condition, operations or prospects of the Company; or

        (n) Any arrangement or commitment by the Company to do any of the acts described in subsection (a) through (m) above.

Section 4.23. Employees. The employment of each officer and employee of the Company is terminable at will. The Company does not have any collective bargaining agreements covering any of its employees. The Company is not aware of any officer, key employee or group of employees of the Company who has any plans to terminate his, her or their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of employees. The Company does not have any deferred compensation, pension, profit sharing, bonus, insurance, severance or other similar employee benefit plan or obligation covering any of its employees or any plan subject to the Employee Retirement Income Security Act of 1974. To the Company's knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company; and to the Company's knowledge the continued employment by the Company of their present employees, and the performance of the Company's contracts with its independent contractors, will not result in any such violation. To the Company's knowledge, the Company has complied with all applicable state and federal equal employment opportunity and other laws relating to employment.

Section 4.24. Certain Transactions. There are no contractual obligations of the Company to its officers, directors, stockholders, or employees other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company and (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company). Except as set forth on the Schedule of Exceptions, the Company is not indebted, directly or indirectly, to any of their officers, directors or stockholders or to their spouses or children, in any amount whatsoever, and none of said officers, directors or, to the best of the Company's knowledge, stockholders, or any member of their immediate families, are indebted to the Company or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship or competes (except as a holder of securities of a corporation whose securities are publicly traded and which is subject to the reporting requirements of the Exchange Act, to the extent of owning not more than two percent (2%) of the issued and outstanding securities of such corporation). No such officer, director or stockholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company. The Company is not a guarantor or an indemnitor of any indebtedness of any other person, firm or corporation.

Section 4.25. Internal Controls and Procedures. The Company maintains books and records and internal accounting controls which provide reasonable assurance that
(i) all transactions to which the Company or any subsidiary is a party or by which its properties are bound are executed with management's authorization;
(ii) the recorded accounting of the Company's consolidated assets is compared with existing assets at regular intervals; (iii) access to the Company's consolidated assets is permitted only in accordance with management's authorization; and (iv) all transactions to which the Company or any subsidiary is a party or by which its properties are bound are recorded as necessary to permit preparation of the financial statements of the Company in accordance with GAAP.

Section 4.26. Payments and Contributions. Neither the Company, nor any of its directors, officers or, to its knowledge, other employees has (i) used any Company funds for any unlawful contribution, endorsement, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment of Company funds to any foreign or domestic government official or employee; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other similar payment to any person with respect to Company matters.

Section 4.27. No Misrepresentation. The representations and warranties of the Company contained in this Agreement, any schedule, annex or exhibit hereto and any agreement, instrument or certificate furnished by the Company to the Investors pursuant to this Agreement, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 4.28. No Stock Trades. Neither the Company or the Key Employees, or anyone acting on behalf of the Company or the Key Employees have bought or sold any shares of the Company's outstanding capital stock within the past sixty (60) days, and the Company's current trading price, as quoted on the Principal Market reflects the Company's current per share price, free from any improper influence by the Company or the Key Employees or anyone acting on behalf of the Company or the Key Employees, nor will any of the foregoing do so in the future.

                                    ARTICLE V

                           COVENANTS OF THE INVESTORS

        Investor covenants to the Company that:

Section 5.1. Compliance with Law. Subject to the accuracy of the Company representations and warranties contained herein, the Investor's trading activities with respect to shares of the Company's Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations, applicable to Investor, and rules and regulations, of the Principal Market on which the Company's Common Stock is listed applicable to Investor.

                                   ARTICLE VI

                            COVENANTS OF THE COMPANY

Section 6.1. Registration Rights. The Company shall comply in all material respects with the terms of the Registration Rights Agreement and shall use best efforts to timely prepare and file all Registration Statements and cause such registration statements to remain effective until all Securities have been sold by Investor.

Section 6.2. Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, shares of Common Stock for issuance upon the conversion of the Series A, and shall take all steps necessary to reserve additional shares of Common Stock available for issuance upon the conversion of the Series A.

Section 6.3. Listing of Common Stock. The Company hereby agrees to maintain the listing of the Common Stock and as soon as reasonably practicable following the Closing to list the Common Stock issuable upon conversion of the Series A or exercise of the Warrant on the Principal Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Principal Market, it will include in such application the Securities. The Company will take all action to continue the listing and trading of its Common Stock on a Principal Market (including, without limitation, maintaining sufficient net tangible assets) and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market and shall provide Investors with copies of any correspondence to or from such Principal Market which questions or threatens delisting of the Common Stock, within three (3) Trading Days of the

Company's receipt thereof, until the Investor has disposed of all of the Registrable Securities.

Section 6.4. Exchange Act Registration. The Company will cause its Common Stock to continue to be registered under Section 12(b) or (g) of the Exchange Act, will use its best efforts to comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Act until the Investor has disposed of all of the Registrable Securities.

Section 6.5. Corporate Existence; Conflicting Agreements. The Company will take all steps necessary to preserve and continue the corporate existence of the Company. The Company shall not enter into any agreement, the terms of which agreement would restrict or impair the right or ability of the Company to perform any of its obligations under this Agreement or the Related Agreements.

Section 6.6. Consolidation; Merger. The Company shall not, at any time after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity (a "Consolidation Event") unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument or by operation of law the obligation to deliver to the Investor such shares of stock and/or securities as the Investor is entitled to receive pursuant to this Agreement and the Related Agreements.

Section 6.7. Issuance of the Securities. The sale of the Securities shall be made in accordance with the provisions and requirements of Section 4(2) or Regulation D and any applicable state securities law. The Company shall make any necessary SEC and "blue sky" filings required to be made by the Company in connection with the sale of the Securities to the Investor as required by all applicable laws, and shall provide a copy thereof to the Investor promptly after such filing.

Section 6.8. Right of First Refusal. The Company hereby grants to Investor, for five (5) years from Closing, a right of first refusal to purchase Investor's Pro Rata Share of any New Securities issued by the Company at the time of the issuance of the New Securities.

Section 6.9. Co-sale Rights. At any time before a single public offering with aggregate proceeds to the Company in excess of $25,000,000, in the event that any Key Employee cumulatively sells or otherwise transfers ten percent (10%) or more of his or her ownership interest in the Company (as determined on the Closing Date), pursuant to any stock sale agreement or otherwise, Investor has the option sell the same number of its shares, or any portion thereof, to the same purchaser on the same terms as such selling Key Employee. If Investor elects to exercise its Co-Sale Rights hereunder, Key Employee shall reduce the number of shares it sells to such prospective purchaser by up to 50% to accommodate Investor's shares to be sold hereunder. To the extent that any prospective purchaser refuses to purchase shares of securities from Investor pursuant to its exercise of Co-Sale Rights hereunder, the selling Key Employee shall not sell to such prospective purchaser any such

Securities unless and until, simultaneously with such sale, the selling Key Employee shall purchase such shares or other securities from the Investor.

Section 6.10. Corporate Lending to Key Employees. For three (3) years from Closing, the Company will refrain from making loans to its employees, Key Employees, officers, directors, consultants and the like.

Section 6.11. Use of Proceeds. The Company hereby covenants that all proceeds from the sale of its Series A hereunder shall be used by the Company only to pay employee salaries accruing after the date of this Agreement, real property lease obligations accruing after the date of this Agreement, utility obligations accruing after the date of this Agreement, legal fees payable to the Investor's counsel in connection with this Agreement and related agreements, and other expenses incurred in the ordinary course of business after the date of this Agreement.

Section 6.12. Board of Directors Observer Rights. The Company and the Key Employees hereby agrees that, for so long as Investor remains a shareholder of the Company, Investor shall have the right to attend board and committee meetings and to receive copies of each communication sent or given to the directors or committee members, at the same time and in the same manner as the same are delivered to the directors or committee members.

Section 3.13. Confidential Information and Inventions Assignment Agreement. The Company hereby covenants that it shall immediately following Closing, use it best efforts to have each current employee and officer and consultant of the Company, each future employee and officer and consultant of the Company, and each past current employee and officer and consultant of the Company, enter into a confidential information and inventions assignment agreement in a form acceptable to the Investor.

                                   ARTICLE VII

                            SURVIVAL; INDEMNIFICATION

Section 7.1. Survival. The representations, warranties and covenants made by the Company and Investor in this Agreement, the annexes, schedules and exhibits hereto and in each instrument, agreement and certificate entered into and delivered by them pursuant to this Agreement and the Related Agreements, shall survive the Closing and the consummation of the transactions contemplated hereby. In the event of a breach or violation of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach or violation available to it under the provisions of this Agreement, irrespective of any investigation made by or on behalf of such party on or prior to the Closing Date.

Section 7.2. Indemnity. (a) The Company hereby agrees to indemnify and hold harmless the Investors, their respective Affiliates and their respective officers, directors, partners and members (collectively, the "Investor Indemnitees"), from and against any and all damages, and agrees to reimburse the Investor Indemnitees for all reasonable out-of-pocket expenses

(including the reasonable fees and expenses of legal counsel), in each case promptly as incurred by the Investor Indemnitees and to the extent arising out of or in connection with:


               (i) any misrepresentation, omission of fact or breach of any of the Company's representations or warranties contained in this Agreement or the Related Agreements, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement; or

               (ii) any failure by the Company to perform in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Agreement or the related Agreements, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement; or

               (iii) any action instituted against the Investor, by any stockholder of the Company who is not an Affiliate (as defined under the Securities Act) of an Investor, with respect to any of the transactions contemplated by this Agreement or the Related Agreements.

               (b) Investor hereby agrees to indemnify and hold harmless the Company, its Affiliates and their respective officers, directors, partners and members (collectively, the "Company Indemnitees"), from and against any and all damages, and agrees to reimburse the Company Indemnitees for reasonable all out-of-pocket expenses (including the reasonable fees and expenses of legal counsel), in each case promptly as incurred by the Company Indemnitees, to the extent arising out of or in connection with any misrepresentation, omission of fact, or breach of any of the Investor's representations or warranties contained in Article III of this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Investor pursuant to this Agreement. Notwithstanding anything to the contrary herein, the Investor shall not be liable under this Section 7.2(b) for any amount in excess of the Aggregate Purchase Price.

Section 7.3. Notice. Promptly after receipt by either party hereto seeking indemnification pursuant to Section 7.2 (an "Indemnified Party") of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a "Claim"), the Indemnified Party promptly shall notify the party from whom indemnification pursuant to Section
7.2 is being sought (the "Indemnifying Party") of the commencement thereof; but the omission to so notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party, except to the extent that the Indemnifying Party is actually prejudiced by such omission or delay. In connection with any Claim as to which both the Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (x) the Indemnifying Party shall have agreed to pay such fees, out-of-pocket costs and expenses, (y) the Indemnified Party reasonably shall have concluded that representation of the Indemnified Party and the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party, or (z) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (x), (y) or (z) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of legal counsel for the Indemnified Party (together with appropriate local counsel). The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnified Party from all liabilities with respect to such Claim or judgment.


               All fees and expenses of the Indemnified Party (including reasonable costs of defense and investigation in a manner not inconsistent with this Section and all reasonable attorneys' fees and expenses) shall be paid to the Indemnified Party, as incurred, within ten (10) Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

Section 7.4. Direct Claims. In the event one party hereunder should have a claim for indemnification that does not involve a claim or demand being asserted by a third party, the Indemnified Party promptly shall deliver notice of such claim to the Indemnifying Party. If the Indemnified Party disputes the claim, such dispute shall be resolved by mutual agreement of the Indemnified Party and the Indemnifying Party.

                                  ARTICLE VIII

         DUE DILIGENCE REVIEW; NON-DISCLOSURE OF NON-PUBLIC INFORMATION.

Section 8.1 Due Diligence Review. Subject to Section 8.2, the Company shall make available for inspection and review by the Investor, advisors to and representatives of the Investor (who may or may not be affiliated with the Investor and who are reasonably acceptable to the Company), or any underwriter participating in any disposition of the Registrable Securities on behalf of the Investor pursuant to the Registration Statement, any such registration statement or amendment or supplement thereto or any blue sky, Nasdaq or other filing, all SEC Documents and other filings with the SEC, and all other publicly available corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees to supply all such publicly available information reasonably requested by the Investor or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement to enable the Investor and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the Registration Statement.

Section 8.2. Non-Disclosure of Non-Public Information. The Company shall not disclose material non-public information to the Investor, advisors to or representatives of the Investor unless prior to disclosure of such information the Company identifies such information as being non-public information and provides the Investors, such advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review. Other than disclosure of any comment letters received from the SEC staff with respect to the Registration Statement, the Company may, as a condition to disclosing any non-public information hereunder, require the Investors' advisors and representatives to enter into a confidentiality agreement in form and content reasonably satisfactory to the Company and the Investors.

                                   ARTICLE IX

                      LEGENDS; TRANSFER AGENT INSTRUCTIONS

Section 9.1. Legends. Unless otherwise provided below, each certificate representing the Securities will bear the following legend or equivalent (the "Legend"):


THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM SUCH REGISTRATION.

Section 9.2. No Other Legend or Stock Transfer Restrictions. No legend other than the one specified in Section 9.1 has been or shall be placed on the share certificates representing the Registrable Securities and no instructions or "stop transfer orders," "stock transfer restrictions," or other restrictions have been or shall be given to the Company's transfer agent with respect thereto other than as expressly set forth in this Article IX. The legend set forth in
Section 9.1 will be removed immediately upon registration of the Securities.

Section 9.3. Investors' Compliance. Nothing in this Article shall affect in any way each Investor's obligations to comply with all applicable securities laws upon resale of the Common Stock.

                                    ARTICLE X

                                  CHOICE OF LAW

Section 10.1. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts and without regard to its principles of conflicts of laws.

                                   ARTICLE XI

                                   ASSIGNMENT

Section 11.1. Assignment. This Agreement, all rights of the Investor, and the Securities may be assigned or transferred by Investor to any related entity of Investor, and the Securities may be transferred to any person or entity. The Company and Key Employees shall not assign any rights or delay any duties hereunder without the prior written consent of the Company.

                                   ARTICLE XII

                                     NOTICES

Section 12.1. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) hand delivered, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid,
(iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the first business day following the date of sending by reputable courier service, fully prepaid, addressed to such address, or (c) upon actual receipt of such mailing, if mailed. The addresses for such communications shall be:

If to the Company:                          3455 La Cienega, Bld C
                                            Los Angeles, CA 90016
                                            Attn: Rainer Poertner
                                            Telephone:  (310) 815-8002
                                            Facsimile:  (310) 815-8096


with a copy to (shall not constitute        Weed & Co. L.P.
notice):                                    4695 MacArthur Court, Suite 530
                                            Newport Beach, CA  92660
                                            Attention: Richard O. Weed, Esq.
                                            Telephone:  (949) 475-9086
                                            Facsimile: (949) 475-9087

if to the Investor:                         CTI II Limited
                                            c/o Creative Technology Limited
                                            31 International Business Park
                                            Creative Resource
                                            Singapore 609921
                                            Attn: Ng Keh Long

with a copy to (shall not
constitute notice):                         CTI II Limited
                                            c/o Creative Labs, Inc.
                                            1901 McCarthy Blvd.
                                            Milpitas, CA 95035
                                            Attn: Joseph Fuqua


Either party hereto may from time to time change its address or facsimile number for notices under this Section 12.1 by giving written notice of such changed address or facsimile number to the other party hereto as provided in this
Section 12.1.

                                  ARTICLE XIII

                                  MISCELLANEOUS

Section 13.1. Counterparts/Facsimile/Amendments. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. Except as otherwise stated herein, in lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original. This Agreement may be amended only by a writing executed by all parties.

Section 13.2. Entire Agreement. This Agreement and the agreements attached as Exhibits A, B, C, D, E and F set forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written relating to the subject matter hereof. The terms and conditions of all Exhibits to this Agreement are incorporated herein by this reference and shall constitute part of this Agreement as is fully set forth herein.

Section 13.3. Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

Section 13.4. Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Section 13.5. Replacement of Certificates. Upon (i) receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of a certificate representing the Securities and (ii) in the case of any such loss, theft or destruction of such certificate, upon delivery of an indemnity agreement or security reasonably satisfactory in form to the Company or (iii) in the case of any such mutilation, on surrender and cancellation of such certificate, the Company at its expense will execute and deliver, in lieu thereof, a new certificate of like tenor.

Section 13.6. Fees and Expenses. Except as provided in Section 13.9 below, each of the Company and the Investors agrees to pay its own expenses incident to the performance of its obligations hereunder.

Section 13.7. Brokerage. Each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party. The Company on the one hand, and the Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any person claiming brokerage commissions or finder's fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

Section 13.8. Publicity. The Company agrees that it will not issue any press release or other public announcement of the transactions contemplated by this Agreement without the prior consent of the Investor, which shall not be unreasonably withheld nor delayed by more than five (5) Trading Days from their receipt of such proposed release.

Section 13.9. Legal Fees. The Company shall promptly pay the legal fees and expenses of one counsel to the Investor (not to exceed $35,000) incurred with respect to this Agreement, the Related Agreements and the transactions contemplated hereby.

        IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

                                            MEDIAX CORPORATION

                                            By: /s/ Rainer Poertner
                                            Name: Rainer Poertner
                                            Title: Chairman


                                            CTI II LIMITED


                                            By: /s/ Ng Keh Long
                                               ---------------------------------
                                            Name: Ng Keh Long
                                            Title: President



                                            /s/ Rainer Poertner
                                            ------------------------------------
                                            Rainer Poertner, individually



                                            /s/ Nancy Poertner
                                            ------------------------------------
                                            Nancy Poertner, individually



                                            /s/ Matthew MacLaurin
                                            ------------------------------------
                                            Mathew MacLaurin, individually